Exhibit 10.7 to Form 10-K

$125,000	November 30, 2001

SECURED PROMISSORY NOTE

1.             Obligation.  For value received, AMERICABILIA.COM, INC., a Florida corporation (“Maker”) promises to pay to the order of HENRY E. CARTWRIGHT (“Holder”) the Principal Amount (as defined below) together with Interest (as defined below) in the manner and upon the terms and conditions set forth herein (the “Obligation”).

Amount and Payment.  The principal amount (“Principal Amount”) of this Note is One Hundred Twenty Five Thousand Dollars ($125,000).  This Note shall bear interest on the unpaid Principal Amount at the rate of ten percent (10%) per annum (“Interest”).  The Principal Amount and Interest shall be all due and payable on December 31, 2002.

2.             Manner and Place of Payment.  Payments of the Principal Amount and Interest shall be made in lawful money of the United States of America.  Principal is payable at 13 Dovetail Circle, Henderson, Nevada 89120 or at such place as Holder may designate in writing.

3.             Security.  The Obligation guaranteed by Worldwide Collectibles, Inc., the wholly owned subsidiary of Maker, and performance of the guaranty is secured by a Security Agreement of even date herewith between Worldwide Collectibles, Inc. as debtor and Gary Moore and Henry E. Cartwright as secured party.

4.             Prepayment.  Maker shall have the right, at its option, to prepay this Note, in part or in full, at any time and from time to time, prior to maturity, without penalty, bonus or charge.

5.             Events of Default.  The following shall each constitute an “Event of Default” under this Note: (i) default in the payment when due of an installment of Principal Amount and such default shall continue for a period of five (5) days; (ii) an event of default under the Loan Agreement of even date herewith; (iii) an event of default under the Security Agreement of even date herewith; and (iv) any of the following events of bankruptcy or insolvency:  (A) Maker shall file a voluntary bankruptcy or reorganization petition under the provisions of the Federal Bankruptcy Act, any other bankruptcy or insolvency law or any other similar statute applicable to Maker (“Bankruptcy Laws”), (B) Maker shall consent to the filing of any bankruptcy or reorganization petition against Maker under any Bankruptcy Law, (C) Maker shall file a petition or answer or consent seeking relief or assisting in seeking relief for Maker in a proceeding under any Bankruptcy Law or any answer admitting the material allegations of a petition filed against Maker in such a proceeding, (D) Maker shall make an assignment for the benefit of creditors, (E) Maker shall admit in writing the inability to pay debts generally as they become due, (F) Maker shall consent to the appointment of a receiver, trustee, or by the order of a court of competent jurisdiction, a receiver, liquidator or trustee of Maker or of any substantial part of the property of which shall not have been discharged within a period of sixty (60) days, (G) by decree of such a court, Maker be adjudicated bankrupt or insolvent or any substantial part of the property of Maker shall have been sequestered and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof, or (H) an involuntary bankruptcy reorganization petition pursuant to any Bankruptcy Law shall be filed against Maker (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within sixty (60) days after such filing.

6.             Acceleration Upon Event of Default.  Upon the occurrence of an Event of Default specified in Section 5 above, the then unpaid Principal Amount of this Note shall, at the option of Holder, become immediately due and payable, without further presentment, notice or demand for payment.

7.             Business, Trade or Profession.  This Note and the Obligation arise out of the conduct by Maker of a business, trade or profession.

8.             Expenses of Enforcement.  Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, as a court of competent jurisdiction shall award, which Holder shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Holder’s rights and remedies thereunder.

9.             Cumulative Rights and Remedies.  All rights and remedies of Holder under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Holder under applicable law.

10.           Governing Law.  This Note shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.  Any action or proceeding arising under or pursuant to this Note shall be brought in Clark County, Nevada.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered at Henderson, Nevada as of the day and year first above written.

AMERICABILIA.COM, INC.,
a Florida corporation

By:
Gary Moore, President

$125,000	November 30, 2001

SECURED PROMISSORY NOTE

11.           Obligation.  For value received, AMERICABILIA.COM, INC., a Florida corporation (“Maker”) promises to pay to the order of GARY MOORE (“Holder”) the Principal Amount (as defined below) together with Interest (as defined below) in the manner and upon the terms and conditions set forth herein (the “Obligation”).

Amount and Payment.  The principal amount (“Principal Amount”) of this Note is One Hundred Twenty Five Thousand Dollars ($125,000).  This Note shall bear interest on the unpaid Principal Amount at the rate of ten percent (10%) per annum (“Interest”).  The Principal Amount and Interest shall be all due and payable on December 31, 2002.

12.           Manner and Place of Payment.  Payments of the Principal Amount and Interest shall be made in lawful money of the United States of America.  Principal is payable at 2700 Sunset Road, Suite A-11, Las Vegas, Nevada 89120 or at such place as Holder may designate in writing.

13.           Security.  The Obligation is guaranteed by Worldwide Collectibles, Inc., the wholly owned subsidiary of Maker, and performance of the guaranty is secured by a Security Agreement of even date herewith between Worldwide Collectibles, Inc. as debtor and Gary Moore and Henry E. Cartwright as secured parties.

14.           Prepayment.  Maker shall have the right, at its option, to prepay this Note, in part or in full, at any time and from time to time, prior to maturity, without penalty, bonus or charge.

15.           Events of Default.  The following shall each constitute an “Event of Default” under this Note: (i) default in the payment when due of an installment of Principal Amount and such default shall continue for a period of five (5) days; (ii) an event of default under the Loan Agreement of even date herewith; (iii) an event of default under the Security Agreement of even date herewith; and (iv) any of the following events of bankruptcy or insolvency:  (A) Maker shall file a voluntary bankruptcy or reorganization petition under the provisions of the Federal Bankruptcy Act, any other bankruptcy or insolvency law or any other similar statute applicable to Maker (“Bankruptcy Laws”), (B) Maker shall consent to the filing of any bankruptcy or reorganization petition against Maker under any Bankruptcy Law, (C) Maker shall file a petition or answer or consent seeking relief or assisting in seeking relief for Maker in a proceeding under any Bankruptcy Law or any answer admitting the material allegations of a petition filed against Maker in such a proceeding, (D) Maker shall make an assignment for the benefit of creditors, (E) Maker shall admit in writing the inability to pay debts generally as they become due, (F) Maker shall consent to the appointment of a receiver, trustee, or by the order of a court of competent jurisdiction, a receiver, liquidator or trustee of Maker or of any substantial part of the property of which shall not have been discharged within a period of sixty (60) days, (G) by decree of such a court, Maker be adjudicated bankrupt or insolvent or any substantial part of the property of Maker shall have been sequestered and such decree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof, or (H) an involuntary bankruptcy reorganization petition pursuant to any Bankruptcy Law shall be filed against Maker (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within sixty (60) days after such filing.

16.           Acceleration Upon Event of Default.  Upon the occurrence of an Event of Default specified in Section 5 above, the then unpaid Principal Amount of this Note shall, at the option of Holder, become immediately due and payable, without further presentment, notice or demand for payment.

17.           Business, Trade or Profession.  This Note and the Obligation arise out of the conduct by Maker of a business, trade or profession.

18.           Expenses of Enforcement.  Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, as a court of competent jurisdiction shall award, which Holder shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Holder’s rights and remedies thereunder.

19.           Cumulative Rights and Remedies.  All rights and remedies of Holder under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Holder under applicable law.

20.           Governing Law.  This Note shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.  Any action or proceeding arising under or pursuant to this Note shall be brought in Clark County, Nevada.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered at Henderson, Nevada as of the day and year first above written.

AMERICABILIA.COM, INC.,
a Florida corporation

By:
Gary Moore, President

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into this 30th day of November, 2001 by and between WORLDWIDE COLLECTIBLES, INC., a Nevada corporation (“Debtor”) and HENRY E. CARTWRIGHT and GARY MOORE (collectively, “Secured Party”).

21.           Definitions.  As used in this Agreement:

(i)            “Collateral” means all assets of Debtor, together with any and all hazard insurance policies thereon together with all advance payments and any and all rights thereunder and proceeds therefrom.

(ii)           “Indebtedness” means Debtor’s obligations to Secured Party pursuant to the Secured Promissory Notes in favor of each Secured Party of even date herewith.

(iii)          Terms defined in the Nevada Uniform Commercial Code not otherwise defined in this Agreement are used in this Agreement as defined in that Code on the date of this Agreement.

22.           Creation of Security Interest.  Debtor hereby grants to Secured Party a lien and security interest in the Collateral to secure the payment of the Indebtedness.

23.           Care of Collateral.  Debtor shall, unless otherwise specifically agreed to in writing by Secured Party:

(i)            Properly care for and keep all tangible Collateral in good condition and repair and make the Collateral available for inspection by Secured Party and its authorized agents at all reasonable times.

(ii)           Provide and maintain in force, at all times, fire, casualty and public liability insurance and other types of insurance as is customary for owners of like property.

(iii)          Appear in and defend any action or proceeding, affecting or purporting to affect the Collateral or the security of this Agreement, and pay all costs and expenses thereof and all costs and expenses in any such action or proceeding in which Secured Party may appear, but only if Secured Party is reasonably required to appear in and defend such action or proceeding to protect its interest in the Collateral.

(iv)          Pay before delinquent all taxes and assessments affecting the Collateral and/or the business of Debtor and all costs or penalties thereon.

(v)           Not remove all the Collateral, or any material part thereof, from its present location without providing prior written notice to Secured Party.

(vi)          Not transfer voluntarily or permit any involuntary transfer of the Collateral or any interest therein other than in the ordinary course of business, by way of sale, creation of security interest, hypothecation, levy or other judicial process without first obtaining the written consent of Secured Party.

(vii)         Not (i) merge or consolidate where Debtor is not the surviving entity; (ii) dissolve the business of Debtor; (iii) pay or declare any dividends or distributions; or (iv) lend or distribute any of Debtor’s property or assets, or incur any debts outside the ordinary course of business.

24.           Warranties of Debtor.  Debtor warrants and covenants that:

(i)            Debtor will be, at the time of acquisition of an interest in any Collateral, the lawful owner of such Collateral, free of any interest, including without limitation all rights, claims, liens, encumbrances or options whatsoever.

(ii)           All items of Collateral are located in the State of Nevada.

(iii)          So long as any Indebtedness secured hereby remain outstanding, the warranties contained herein shall have a continuing effect.

25.           Default.  The occurrence of any of the following events shall constitute a default hereunder:

(i)            Debtor shall default under the Indebtedness or default under or breach any covenant or provision of this Agreement.

(ii)           Any representation or warranty of Debtor in this Agreement shall prove to have been false or misleading in any material respect when made.

(iii)          Any receiver or trustee of all or a substantial portion of the assets of Debtor shall be appointed, or Debtor shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors, voluntarily file under any bankruptcy or similar law, any involuntary petition in bankruptcy shall be filed against Debtor and not be dismissed within sixty (60) days, or any levies of attachment, executions, tax assessments, or similar processes shall be issued against the assets of Debtor and shall not be released within sixty (60) days thereof.

26.           Remedies After Default.  In the event of any default, Secured Party may exercise any and all of the rights and remedies of a secured party under the Nevada Uniform Commercial Code or under any other applicable law or in equity, and in this connection, Secured Party may, without limitation, upon five days’ notice to Debtor, sent by registered mail, or certified mail, return receipt requested, and without liability for any diminution in price which may have occurred, sell all or part of the Collateral in such manner and for such price as Secured Party may determine.  At any bona fide public sale Secured Party shall be free to purchase all or any part of the Collateral.

27.           Further Actions in Event of Default.  If a default shall occur and be continuing, the Secured Party may take any or all of the following actions, at the same or different times:

(i)            declare any or all of the sums representing the Indebtedness immediately due and payable; and

(ii)           with or without legal process enter any premises where the Collateral is located and take possession of the Collateral, and make disposition of the Collateral, subject to any and all applicable provisions of law.

28.           Miscellaneous.

(i)            Waiver.  Acceptance of partial or delinquent payments by Secured Party or the failure of Secured Party to exercise any right hereunder shall not waive any obligation of Debtor, or right of Secured Party, or modify this Agreement or waive any other similar default.

(ii)           Entire Agreement.  This Agreement contains the security agreement between Secured Party and Debtor.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

(iii)          Additional Documents.  Debtor agrees to that Secured Party may file a Form UCC-1 Financing Statement and any additional agreements, financing statements or other documents (collectively, “Financing Statements”) reasonably required by Secured Party to perfect the security interest granted hereby or to otherwise effectuate the purpose of this Agreement.  Upon termination of the security interest granted hereby, Secured Party shall promptly execute and deliver such documents as may reasonably be requested by Debtor.

(iv)          Effect of Headings.  The headings of sections and subsections herein are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

(v)           Amendment.  This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

(vi)          Attorneys’ Fees.  Should any litigation be commenced between the parties hereto or their assigns or successors in interest concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party to such other relief that may be granted, to a reasonable sum as and for it or its attorneys’ fees in such litigation.

(vii)         Governing Law; Venue.  This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada.  Any action or proceeding brought under or pursuant to this agreement shall be brought in Clark County, Nevada.

(viii)        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one agreement.

(ix)           Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 48 hours after deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid.  Any notice under this Agreement shall be addressed to the respective party as follows, or to such other address as may be designated in writing from time to time:

If to Debtor:	Worldwide Collectibles, Inc. 150 Cassia Way Suite 400 Henderson, Nevada 89014

If to Secured Party:	Henry E. Cartwright 13 Dovetail Circle Henderson, Nevada 89014

Gary Moore 2700 Sunset Road Suite 11 Las Vegas, Nevada 89120

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WORLDWIDE COLLECTIBLES, INC.,

a Nevada corporation

By:
Keith Veltre, President

HENRY E. CARTWRIGHT

GARY MOORE

CONTINUING GUARANTY

The undersigned (“Guarantor”) hereby requests GARY MOORE and HENRY E. CARTWRIGHT (“Lenders”) to accept Promissory Notes of even date herewith (the “Notes”) from AMERICABILIA.COM. INC., a Florida corporation (“americabilia”).

1.             Guarantor hereby unconditionally guarantees and promises to pay to Lenders any and all indebtedness of americabilia to Lenders as evidenced by the Notes.

2.             Either before or after revocation hereof and in such manner, upon such terms and at such times as he considers best and with or without notice to Guarantor, Lenders may alter, compromise, accelerate, extend or change the time or manner for the payment or performance of any indebtedness hereby guaranteed, release or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor.  No exercise or nonexercise by Lenders of any right hereby given him, no dealing by Lenders with americabilia or any other person, and no change, impairment or suspension of any right or remedy of Lenders shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lenders.

3.             Guarantor waives and agrees not to assert or take advantage of: (a) any right to require Lenders to proceed against americabilia or any other person, firm or corporation or to proceed against or exhaust any security held by it at any time or to pursue any other remedy in his power; (b) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation guaranteed hereby; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of Lenders to file or enforce a claim against the estate (either in administration, bankruptcy, or other proceeding) of any other or others; (d) demand, protest and notice of any kind including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of new or additional indebtedness or of any action or non–action on the part of americabilia, Lenders, any endorser, creditor of americabilia or Guarantor under this or any other instrument, or any other person whomsoever, in connection with any obligation or evidence of indebtedness held by Lenders as collateral or in connection with any indebtedness or obligation hereby guaranteed; (e) any defense based upon an election of remedies by Lenders, including without limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which election destroys or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against americabilia for reimbursement, or both, if any, including, without limitation, the impairment of subrogation rights arising by virtue of statute; (f) any defense or right based upon the fair value deficiency protections and provisions of applicable law; and (g) any suretyship defenses available to Guarantor under applicable law.

4.             Guarantor, by execution hereof, represents to Lenders that the relationship between Guarantor and americabilia is such that Guarantor has access to all relevant facts and information concerning the indebtedness and americabilia and that Lenders can rely upon Guarantor’s having such access.  Guarantor waives and agrees not to assert any duty on the part of Lenders to disclose to Guarantor any facts that Lenders may now or hereafter know about americabilia, regardless of whether Lenders has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor.  Guarantor is fully responsible for being and keeping informed of the financial condition of americabilia and all circumstances bearing on the final risk of non–payment of the indebtedness guaranteed hereby.

5.             Until the Notes has been paid in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Lenders now has or may hereafter have against americabilia and any benefit of and any right to participate in, any security now or hereafter held by Lenders.

6.             The amount of Guarantor’s liability and all rights, powers and remedies of Lenders hereunder and under any other agreement now or at any time hereafter in force between Lenders and Guarantor shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lenders by law.

7.             Guarantor’s obligations hereunder are independent of the obligations of americabilia and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against americabilia or whether americabilia is joined in any such action or actions.  Lenders may maintain successive actions for other defaults.  Lenders’ rights hereunder shall not be exhausted by their exercise of any of their rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations hereby guaranteed have been paid and fully performed.

8.             Guarantor agrees to pay to Lenders without demand reasonable attorneys’ fees and all costs and other expenses which Lenders expend or incur in collecting or compromising any indebtedness of americabilia or in enforcing this guaranty against Guarantor including, without limitation, reasonable attorneys’ fees, costs and other such expenses incurred in any bankruptcy proceeding.  Guarantor warrants and represents that it is fully empowered to execute this guaranty.

9.             This guaranty shall bind Guarantor’s successors and assigns.  No delegation or assignment of this guaranty by Guarantor shall be of any force or effect or release Guarantor from any obligation hereunder.

10.           No provision of this guaranty or right of Lenders hereunder can be waived nor can Guarantor be released from its obligations hereunder except by a writing duly executed by Lenders.  Should any one or more provisions of this guaranty be determined to be invalid  or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect.

11.           This guaranty shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada.  All actions or proceedings with respect to this guaranty may be instituted in state or federal courts located in Clark County, Nevada.  Each party consents to the jurisdiction of such courts.

12.           Except as provided in any other written agreement now or at any time hereafter in force between Lenders and Guarantor, this Continuing Guaranty shall constitute the entire agreement of Guarantor with Lenders with respect to the subject matter hereof and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lenders unless expressed herein or therein.  Any notice to Guarantor shall be deemed to have been duly given when delivered personally or five (5) days after being mailed, postage prepaid, to 150 Cassia Way, Suite 400, Henderson, Nevada 89014 or to such other address(es) as Guarantor may from time to time designate by giving written notice to Lenders.

Executed by Guarantor on November 30, 2001.

WORLDWIDE COLLECTIBLES, INC.,
a Nevada corporation

By:
Keith Veltre, President